UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	THMG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The transaction is relying on the exemption from registration provided by Section 4(a)(2) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable exemptions from state securities registration requirements.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thunder Mountain Gold, Inc. (the "Company") appointed Mr. Ron Clayton as a director of the Company effective October 1, 2026.

As a result, the Company's current directors and officers are as follows:

Name	Position
Eric Jones	President, Chief Executive Officer and Director

Ron Clayton	Director

James A. Sabala	Director

Ralph Noyes	Director (Chairman)

Douglas J. Glaspey	Director

Megan Anderson	Chief Financial Officer

Rocky Chase	Vice-President of Operations

Steve Osterberg	Senior Vice President of Exploration

Mr. Clayton brings more than 40 years of mining industry experience across underground and open- pit operations, executive leadership, corporate governance, safety, environmental stewardship, sustainability, exploration, development, and production. His career spans site operations, project development, corporate management, and public-company board oversight. His career includes leadership responsibilities in Nevada, Idaho, Washington, Colorado, Manitoba, and other mining jurisdictions.

Mr. Clayton currently serves as Chairman of the Board of i-80 Gold Corporation since March 2021 and as Chairman of its Technical, Safety, Environmental and Sustainability Committee. Mr. Clayton previously acted as President and Chief Executive Officer of 1911 Gold Corporation (January 2019 to March 2022) and as a director of 1911 Gold Corporation (December 2018 to May 2022), a director of Gold Standard Ventures Corporation (January 2018 to August 2022). He also served as a director of Mayfair Gold Corporation, President, Chief Executive Officer and a director of Tahoe Resources Inc., Chief Operating Officer of Tahoe Resources Inc. and Chief Operating Officer of Hecla Mining Co.

Mr. Clayton holds a Bachelor of Science in Mining Engineering from the Colorado School of Mines and completed the Tuck Executive Education Program at Dartmouth.

The press release and this Current Report on Form 8-K do not constitute an offer to sell or a solicitation of an offer to buy any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Compensation

In connection with Mr. Clayton's appointment as a director of the Company, the Company has granted Mr. Clayton 400,000 stock options (the "Options") under the Company's 2014 Stock Option Plan to purchase up to 400,000 shares of common stock of the Company (each, an "Option Share") at an exercise price of $0.75 per Option Share for a period of five years from the date of grant of October 1, 2026 expiring on September 30, 2031, subject to the approval of the TSX Venture Exchange (the "Exchange"). The Options vest immediately upon grant.

All securities issued to Mr. Clayton will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act and applicable exemptions from state securities registration requirements, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, such securities will be subject to an Exchange four-month hold period.

No Family Relationships with Existing Directors or Executive Officers

Mr. Clayton is not related to any existing director or executive officer of the Company, and, except as disclosed in this current report, the Company has neither nominated nor chosen any other person (whether related to Mr. Clayton or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

There are no transactions involving the Company and Mr. Clayton that are required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Clayton has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

No legal proceedings

Mr. Clayton has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K during the past ten years.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On October 5, 2026, the Company issued a news release disclosing the appointment of Mr. Clayton as a director of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated October 5, 2026 re: Thunder Mountain Gold Strengthens Board with Appointment of Veteran Mining Executive Ron Clayton

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

DATE: November 4, 2026	By:	/s/ ERIC JONES
Eric Jones
President and Chief Executive Officer